Exhibit 99.3

The following tables set forth summary data with respect to estimated proved reserves and present value, by region, at December 31, 2012 and are determined using the prices indicated.   The values were determined in accordance with current Securities Exchange Commission ("SEC") rules and regulations.

Proved Reserves at Dec. 31, 2012 using SEC Prices

	Oil (Mbbls)	Gas (Bcf)	NGL (Mbbls)	Total (Bcfe)	PV-10 ($MM)	% Proved Developed
Region
Barnett	188	846,276	56,007	1,183	511	85%
Other U.S.	2,340	1,772	167	17	39	100%
Total Proved U.S.	2,529	848,048	56,174	1,200	550	85%

Horn River	—	104,798	—	105	(2)	100%
Horseshoe Canyon	—	161,985	10	162	62	100%
Total Proved Canada	—	266,783	10	267	59	100%
Total Proved	2,529	1,114,831	56,184	1,467	609	88%

Proved Reserves at Dec. 31, 2012 using Strip prices at Feb. 28, 2013

	Oil (Mbbls)	Gas (Bcf)	NGL (Mbbls)	Total (Bcfe)	PV-10 ($MM)	% Proved Developed
Region
Barnett	160	1,300,593	58,282	1,651	1,276	80%
Other U.S.	2,250	2,923	167	17	33	3%
Total Proved U.S.	2,410	1,303,516	58,450	1,669	1,309	81%

Horn River	—	106,908	—	107	91	100%
Horseshoe Canyon	—	247,742	11	248	254	100%
Total Proved Canada	—	354,650	11	355	345	100%
Total Proved	2,410	1,658,165	58,461	2,023	1,655	84%

Pro Forma1 Proved Reserves at Dec. 31, 2012 using Strip prices at Feb. 28, 2013

	Oil (Mbbls)	Gas (Bcf)	NGL (Mbbls)	Total (Bcfe)	PV-10 ($MM)	% Proved Developed
Region
Barnett	120	975,445	43,712	1,238	957	80%
Other U.S.	2,250	2,923	167	17	33	3%
Total Proved U.S.	2,370	978,367	43,879	1,256	990	81%

Horn River	0	106,908	0	107	91	100%
Horseshoe Canyon	0	247,742	11	248	254	100%
Total Proved Canada	0	354,650	11	355	345	100%
Total Proved	2,370	1,333,017	43,890	1,611	1,336	85%

Strip Prices at Feb. 28, 2013

	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023+
NYMEX Gas ($/mmbtu)	3.67	4.06	4.27	4.43	4.60	4.82	5.08	5.37	5.67	5.99	6.34
WTI Oil ($/bbl)	92.80	90.67	87.72	85.53	84.18	83.21	83.21	83.21	83.21	83.21	83.21
NGL[2] ($/bbl)	30.62	29.92	28.95	28.22	27.78	27.46	27.46	27.46	27.46	27.46	27.46

1 Pro Forma reserves reflect Quicksilver’s proved reserves and present values after selling a 25% interest in its Barnett Shale Asset
2 Assumes 33% of WTI crude oil price